EXHIBIT 10.1

Agreement entered into as of November 20, 2007, between the U.S. Government, as represented by the U.S. Department of Agriculture, Agricultural Research Service and HepaLife Technologies, Inc., a Florida corporation having offices at 60 State Street, Suite 700, Boston, Massachusetts, Confidential Materials Omitted and Filed Separately With the US Securities and Exchange Commission (“Commission”) in accordance with Rule 24b-2 and Securities and Commission regulations set forth in 17 C.F.R. § 200.80(b)(4). Asterisks denote omissions.

UNITED STATES DEPARTMENT OF AGRICULTURE RESEARCH AGREEMENT	TYPE OF RESEARCH AGREEMENT Cooperative Research and Development Agreement
	AGREEMENT NO. 58-3K95-8-1238	TYPE OF ACTION NEW
AGENCY (Name and Address) Agricultural Research Service 1400 Independence Avenue SW Washington, D.C. 20250-0302	PERIOD OF AGREEMENT 11/20/07 through 11/19/09
	FEDERAL OBLIGATION $ 0	CHANGE IN FEDERAL OBLIGATION
This Agreement is authorized by the Federal Technology Transfer Act, 15 USC 3710a, et seq., and is governed by its terms.
Items	Descriptions
1. Technology Transfer Coordinator	Robert Griesbach
2. Cooperator	HepaLife Biosystems, Inc. 60 State Street, Suite 700 Boston, MA 02109 Tax ID # 98-0532750
3. Principal Investigator	Frank Menzler, Chief Executive Officer
4. USDA Laboratory	Animal Biosciences and Biotechnology Laboratory 10300 Baltimore Ave., Bldg. 200, Rm. 13A Beltsville, MD 20705
5. USDA Researcher (ADODR)	Neil Talbot/Thomas Caperna
6. National Program Leader & Area	Dr. Ronald D. Green
7. Accounting Code	891-1265-522
8. Amount	$519,130.00
9. Finance Office	Budget & Fiscal Office, Beltsville Area 10300 Baltimore Ave., Bldg. 003, Room 301 Beltsville, MD 20705
10. Cris No.	1265-31000-087-00D
11. Title of Project	OPTIMIZATION OF THE ARS PICM-19 CELL LINE FOR AN IN VITRO MODEL OF PIG LIVER FUNCTION AND APPLICATION TO AN EXTRA CORPOREAL LIVER ASSIST DEVICE
12. Log #	34241
Incorporated into this Agreement are the following: 1.Articles 2.Schedule 1 – Certifications 3.Schedule 2 – Statement of Work 4.Schedule 3 – Estimated Budget
FOR THE UNITED STATES DEPARTEMENT OF AGRICULTURE
SIGNATURE /s/ Martha B. Steinbock	TYPED NAME Martha B. Steinbock Deputy Assistant Administrator
FOR THE COOPERATOR (Signature of person(s) authorized by the governing body of the COOPERATOR to incur contractual obligations)
SIGNATURE /s/ Frank Menzler	TYPED NAME AND TITLE Frank Menzler Chief Executive Officer

ARTICLES

Article 1.  Definitions

1.1

ARS means the United States Department of Agriculture, Agricultural Research Service.

1.2

COOPERATOR  means HepaLife Biosystems, Inc..

1.3

Agreement means this Cooperative Research and Development Agreement.

1.4

Confidential Information means trade secrets or commercial or financial information that is privileged or confidential under the meaning of 5 USC 552(b)(4).

1.5

Subject Invention means any invention or other intellectual property conceived or first reduced to practice under this Agreement which is patentable or otherwise protectable under Title 35 of the United States Code, under 7 USC 2321, et seq., or under the patent laws of a foreign country.   Specifically not included in the definition of Subject Inventions are inventions made outside the Scope of Agreement or prior to the execution of this Agreement.   Included in this definition are ARS patents; #5,532,156 “Hepatocyte Cell line Derived from the Epiblast of Pig Blastocysts Licensed to Cell Applications, Inc. and Genespan Corp. and #5,866,420 “Artifical Liver Device”.

1.6

Scope of Agreement means those activities set forth in Schedule 2, entitled “Statement of Work.”

1.7      Period of Agreement means that period set forth under the Period of Agreement on the ARS Office of Technology Transfer cover form for the Agreement.

Article 2.  Publications

2.1

Subject to the requirements of confidentiality and preservation of rights in Subject Inventions, either party may publish the results of this Agreement, PROVIDED:

a.

The other party is allowed to review the manuscript at least sixty (60) days prior to submission for publication by submission to the Authorized Agent.

b.

The publication shall acknowledge this Agreement and the contributions of each party’s personnel.

c.

The final decision as to the publication content rests with the party that writes the publication.

2.2

Publication and/or other disclosure of the results of this Agreement shall be delayed as necessary to preserve both United States of America and foreign patent rights in a Subject Invention.

a.

Such a delay will only be granted if requested in writing; and

b.

The requesting party demonstrates promptness and diligence in seeking patent  protection on the Subject Invention.

Article 3.  Confidentiality

3.1

Confidential Information, which is owned by one party to this Agreement and disclosed to the other, shall be labeled “CONFIDENTIAL” by the submitter and shall not be disclosed by the recipient without permission of the owner, EXCEPT in accordance with Article 2.

3.2

To the extent either party orally submits its Confidential Information to the other party, the submitting party will prepare a document marked “CONFIDENTIAL” embodying or identifying in reasonable detail such orally submitted Confidential Information and provide the document to the other party within thirty (30) days of disclosure.

3.3

Neither party shall be bound by confidentiality if the Confidential Information received from the other party:

a.

Already is available to the public or known to the recipient;

b.

Becomes available to the public through no fault of the recipient; or

c.

Is nonconfidentially received from another party legally entitled to it.

Article 4.  Meetings, Reports and Records

4.1

Frequent and effective communication is essential to the successful accomplishment of the objectives of this Agreement.  To this end, the scientific representatives of ARS and COOPERATOR shall meet (meetings need not be in person if agreed upon) at least once every six (6) months to exchange results, perform critiques, and make plans and recommendations.  Written progress reports shall be supplied by each party to the other at least fifteen (15) calendar days prior to each semi-annual meeting.

4.2

Any such plan or recommendation that is outside the Scope of Agreement shall be reduced to writing and referred to the Authorized Agent of each party for appropriate action.  Any such plan or recommendation so referred shall not be binding upon either party unless incorporated into this Agreement by written amendment.

4.3

Each party shall keep complete records relating to this research.  All such records shall be available for inspection by either party at reasonable times.  The records, or true copies of them, shall be delivered to either party upon request.

4.4

The results of this Agreement and research data that are collected, compiled, and evaluated under this Agreement shall be shared and mutually interchanged by COOPERATOR and ARS.

4.5

A final report summarizing all data shall be submitted by each party, separately or jointly, to both party’s Authorized Agents within sixty (60) days of the completion of this Agreement.

Article 5.  Research Exclusion

5.1

The results of this Agreement owned or co-owned by the U.S. Government may be made available to others by ARS for bona fide noncommercial research purposes if:

a.

Confidentiality is not breached; or

b.

Patent or Plant Variety Protection Certificate rights are not compromised.

5.2

Plants and animals, their genetic materials or information relating thereto, or parts thereof, covered by Plant Variety Protection Certificates, Plant Patents, or Utility Patents, owned or co-owned by ARS, may be made available by ARS to third parties for bona fide research purposes including the development of new animals or plants.

Article 6.  Ownership of Inventions

6.1

All rights, title, and interest in any Subject Invention made solely by employee(s) of ARS shall be owned by ARS.

6.2

All rights, title, and interest in any Subject Invention made jointly by at least one (1) employee of ARS and at least one (1) employee of COOPERATOR shall be jointly owned by ARS and COOPERATOR.

6.3

All rights, title, and interest in any Subject Invention made solely by employees of COOPERATOR shall be owned by COOPERATOR.

Article 7.  Subject Invention Licenses

7.1

COOPERATOR is granted an option to negotiate an exclusive license in each Subject Invention owned or co-owned by ARS for one or more field(s) of use encompassed by the Scope of Agreement.  This license shall be consistent with the requirements of 35 USC 209(a), 209(b) (manufactured substantially in the U.S.), and 209(f) and other such terms and conditions as may be reasonable under the circumstances, as agreed upon through good faith negotiations between COOPERATOR and ARS.

7.2

This option shall terminate whenever COOPERATOR fails to:

a.

Submit a complete application for an exclusive license within (sixty to one-hundred & twenty 60-120) days of being notified by ARS of an Inventions availability for licensing; or

b.

Submit a good faith written response to a written proposal of licensing terms within (forty-five to sixty 45-60) days of such proposal.

7.3

COOPERATOR grants ARS, on behalf of the U.S. Government, a royalty free, nonexclusive, worldwide,

irrevocable, nontransferable license for any  COOPERATOR solely owned Subject Invention.  The purpose of this license shall be to practice the Subject Invention or have it practiced, by or on behalf of the U.S. Government, for research or other U.S. Government purposes.  15 USC 3710a(b)(2).

Article 8.  Subject Invention Information

8.1

The Authorized Agents or designees of each party shall promptly make written disclosure to each other of each Subject Invention.

8.2

This information shall be treated in confidence by the receiving party, EXCEPT: it may be shared with those having a need to know.

8.3

Each party shall provide, when requested by the other, all information in its possession, or true copies thereof, pertaining to a Subject Invention which may be necessary or useful in the preparation, filing, and prosecution of patent or Plant Variety Protection Certificate applications covering the Subject Invention.

Article 9.  Intellectual Property Protection Applications

9.1

ARS and COOPERATOR agree to cooperate with the other in the preparation, filing, and prosecution of Patent or Plant Variety Protection Certificate applications on Subject Inventions in the United States of America and any other country.

9.2

ARS shall provide COOPERATOR’S Authorized Agent or their designee with a copy of any such application on a Subject Invention within fourteen (14) calendar days of filing.

9.3

ARS shall have the first option to prepare and prosecute patent or Plant Variety Protection Certificate applications on Subject Inventions that are owned or co-owned by the U.S. Government, which option may be waived in whole or in part.

Article 10.  Use of Name or Endorsements

COOPERATOR shall not in any way state or imply that this Agreement or the results of this Agreement are an endorsement of its organizational units, employees, products, or services except to the extent permission is specifically granted by ARS.

Article 11.  Regulatory Compliance with Government Rules & Regulations

11.1

COOPERATOR is responsible for obtaining appropriate opinions, permits, or licenses from Federal or State agencies, which regulate research materials, or commercial products that may arise from the research work performed within the Scope of Agreement.

11.2

In carrying out its responsibilities under this Article, COOPERATOR shall:

a.

Consult and coordinate regulatory approval actions with ARS; and

b.

Give ARS’ Authorized Agent or designee a copy of any applications andopinions, permits, or licenses issued.

11.3

Both parties acknowledge and agree to comply with all applicable laws and regulations of   the Animal Plant Health and Inspection Service, the Center for Disease Control, and /or Export Control Administration pertaining to possession or transference of technical information, biological materials, pathogens, toxins, genetic elements, genetically engineered microorganisms, vaccines, and the like.

Article 12.  Liability

            It is understood and agreed that neither party to this Agreement shall be responsible for any damages or injuries arising out of the conduct of activities governed by this Agreement, except to the extent that such damages and/or injuries were caused by the negligent or wrongful acts or omissions of its employees, agents or officers.  ARS’ liability shall be limited by the Federal Tort Claims Act, 28 USC 2671, et seq.

Article 13.  Termination

13.1

Either party may unilaterally terminate this entire Agreement at any time by giving the other party written notice not less then sixty (60) calendar days prior to the desired termination date.

13.2

Articles 2. “Publications”, 3. “Confidentiality”, 6. “Ownership”, 7. “Subject Invention Licenses”, 10. “Use of Name or Endorsements”, and 12. “Liability” shall survive the expiration or termination of this Agreement.

13.3

If either party unilaterally terminates this Agreement pursuant to Article 13.1, each party shall return to the other or destroy, as shall be then agreed, any and all data and materials originated or provided by one party to the other that is still in the receiving party’s possession within 30 days of termination.

Article 14.  Availability of Appropriations

The continuance of this Agreement is subject to the passage by the Congress of the United States of an appropriation of funds from which expenditures may legally be made to cover ARS’ contributions.

Article 15.  Disputes

15.1

Any dispute arising under this Agreement, which cannot be readily resolved, shall be submitted jointly to the Authorized Agents, identified in Article 16 of these General Provisions.

15.2

Each party agrees to seek in good faith to resolve the issue through negotiation or other forms of nonbinding dispute resolution processes mutually acceptable to the parties.

15.3

Pending the resolution of any dispute or claim pursuant to Article15, the parties agree that performance of all obligations shall be pursued diligently.

Article 16.  Notices and Authorized Agents

Notices between the parties and copies of correspondence among the scientific and/or technical representatives of each party that interpret or may have a bearing on the legal effect of this Agreement’s terms and conditions shall be sent to the Authorized Agents.  Referencing Agreement Number 58-3K95-8-1238 thereon, send copies to:

ARS’ Authorized Agent

C

ooperator’s Authorized Agent

Martha B. Steinbock

Frank Menzler, Chief Executive Officer

USDA-ARS-OTT

HepaLife Biosystems, Inc.

5601 Sunnyside Ave.

60 State Street, Suite 700

Beltsville, Maryland 20705-5131

Boston, MA 02109

Tel.: 301-504-6905

Tel.: 617-878-2051; 800-518-4879

Fax: 301-504-5060

Fax: 781-631-2678

E-mail: crada.ott@nps.ars.usda.gov

E-mail: fmenzler@hepalife.com

Article 17.  Limitation on ARS’ Scientific Representative’s Authority

ARS’ Scientific Representative, also known as the Authorized Departmental Officer’s Designated Representative (“ADODR”), is authorized to perform the research and development falling within the Scope of Agreement.  This individual is not authorized to change or interpret with authority the terms and conditions of this Agreement.

Article 18.  Assignments

18.1

Neither this Agreement nor any rights or obligations of the parties hereto shall be assigned or otherwise transferred by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld.

18.2

In no case shall COOPERATOR assign or transfer this Agreement to a party not a citizen or legal resident of the United States.

18.3

ARS is an agency of the U.S. Government and any rights or obligations created under this Agreement are freely transferable within the U.S. Government and shall not be deemed an “assignment” as contemplated by this Article 18.

Article 19.  Relationship of Parties

19.1

ARS and COOPERATOR act in their independent capacities in the performance of their respective functions under this Agreement and neither party is to be considered the officer, agent, or employee of the other.

19.2

Each party shall allow, consistent with policies and procedures of ARS and the COOPERATOR, access to their facilities, as needed.

19.3

Each party shall separately assign personnel, equipment, supplies, transportation, and facilities, as needed and available to meet respective responsibilities hereunder, such resources to remain the property of the assignor.

Article 20.  Force Majeure

20.1

Neither party shall be liable for any unforeseeable event beyond its reasonable control not caused by the fault or negligence of such party:

a.

Which causes the party to be unable to perform its obligations under this Agreement; and

b.

Which it has been unable to overcome by the exercise of due diligence.

c.

This includes, but is not limited to, flood, drought, earthquake, storm, fire, pestilence, lightning and other natural catastrophes, epidemic, war, riot, civil disturbance or disobedience, strikes, labor dispute, failure, or sabotage of either party’s facilities or any order or injunction made by a court or public agency.

20.2

In the event of the occurrence of such force majeure event, the party unable to perform shall promptly notify the other party.  It shall also:

a.

Use its best efforts to resume performance as quickly as possible;

b.

Suspend performance only for such period of time as is necessary as a result of the force majeure event.

Article 21.  Amendment

21.1

If either party desires a modification in this Agreement, the parties shall confer in good faith to determine the desirability of such modification.

21.2

Such modification shall not be effective until a written amendment is signed by the Authorized Agents of both parties.

Article 22.  Severability

The illegality or invalidity of any provision of this Agreement shall not impair, affect, or invalidate the other provisions of this Agreement.

Article 23.  Ambiguities

ARS and COOPERATOR agree that each party has reviewed this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Agreement.

Article 24.  Officials Not To Benefit

24.1

No Delegate to or Member of the Congress of the United States of America shall have a part of or benefit from this Agreement.

24.2

This requirement does not include corporations if this Agreement is entered into for the corporation’s general benefit.

Article 25.  Subcontracting Approval

25.1

A party hereto desiring to obtain and use the services of a third party via contract or otherwise shall give prior notice to the other party, including details of the contract or other arrangement.

25.2

This requirement is to assure that confidentiality is not breached and rights in Subject Inventions are not compromised.

Article 26.  Governing Law

The construction, validity, performance, and effect of this entire Agreement shall be governed by the laws applicable to the Government of the United States of America as practiced in the Federal Courts located in the District of Columbia.

Article 27.  Entire Agreement

27.1

This Agreement constitutes the entire agreement between COOPERATOR and ARS and supersedes all prior agreements and understandings between them with respect to its subject matter.

27.2

Any representations, promise, or condition in connection with such subject matter, which is not incorporated in this Agreement, shall not be binding upon either party.

27.3

No modification, renewal, extension, waiver, or termination of this Agreement or any of its provisions shall be binding upon the party against whom enforcement of such modification, renewal, extension, waiver, or termination is sought, unless made in writing and signed on behalf of such party by that party’s Authorized Agent.

27.4

As used herein, the word “termination” includes any and all means of bringing to an end    prior to its expiration by its own terms of this Agreement, or any provision thereof, whether by release, discharge, abandonment, or otherwise.

SCHEDULE 1

CERTIFICATIONS

COOPERATOR certifies that it:

1.

is a small business.

2.

is not a minority business.

3.

Operates as:

    an individual

    a partnership

X a corporation

__ limited liability corporation

__ public institution

__ private institution

__ educational institution;

and is incorporated in the State of NEVADA.

4.

Has not paid or agreed to pay any company or person (other than a bona fide employee working solely for COOPERATOR) any fee, commission, percentage, or brokerage fee, contingent upon the award of this Agreement, and if so, agrees to furnish information relating thereto, as requested, by the Authorized Departmental Officer.

5.

Has not employed or retained any company or person (other than a full-time bona fide employee working solely for COOPERATOR) to solicit or secure this Agreement.

6.

Its Principal Officers are not listed on the U.S. Government's list of debarred and suspended organizations and individuals; shall notify the Authorized Departmental Officer if so listed; and shall not subcontract or otherwise award to any organization or individual so listed.

7.

Agrees to comply with the provisions of the Civil Rights Act of 1964, as amended, and Executive Order 11246, addressing equal opportunity and affirmative action.

8.

Agrees to comply with the provisions of Title IX of the Education Amendment of 1972, 20 USC 1681, et seq.; Section 504 of the Rehabilitation Act of 1973, as amended, 29 USC 794; Age Discrimination Act of 1975, 42 USC 6101-6107; Clean Air Act, 42 USC 7401,  et seq. ; and Drug-Free Workplace Act of 1988, 41 USC 701,  et seq.

9.

Is in a position to undertake, perform, and complete this Agreement and will diligently perform work in accordance with its provisions.

SCHEDULE 2

STATEMENT OF WORK

A.

Introduction/Background

ARS has developed several in vitro model systems to investigate various aspects of hepatic gene expression and metabolic regulation. These systems encompass both established cell lines and primary liver cell cultures. One stem-like cell line, derived from porcine epiblast (embryonic) tissue is the ARS-PICM-19 cell line (ARS patent #5,532,156), hereafter referred to as PICM-19 cells, has been partially characterized and is a non-transformed immortal cell line that possesses many characteristics similar to that of intact liver parenchymal cells. ARS is interested in further characterization and improvements in the culture technology that would ultimately result in the cell line not requiring feeder cell support for growth in suspension culture, or for growth in a completely serum-free defined medium. These advancements would facilitate our understanding of regulatory events in pig liver gene/proteome expression and in regulation of nutrient metabolism. It has already been demonstrated that the unique hepatic characteristics of the ARS-PICM-19 cell line would have potential application for use in the production of a rescue device for human patients in liver failure (ARS patent # 5,866,420; “Artificial Liver Device”, granted to ARS on 2/2/1999). To date, the cellular components of artificial liver devices that are being tested by other institutions are based on freshly isolated porcine hepatocytes, human transformed tumor cells, or poorly defined stem-like cells prepared from fresh human adult liver tissue. It is widely recognized that the greatest hindrance to the development of a completely functional artificial liver rescue device is the lack of an appropriate defined cell line that will provide the life supportive functions of an intact liver. The primary interest of the Cooperator is to explore the possibility that the ARS-PICM-19 cell line is indeed the most appropriate cell line to use in such a device.

B.

Objective

The overall objective of the work is to optimize the patented ARS-PICM-19 cell line as an in vitro model of the pig liver. The first objective is to investigate and discover culture conditions for the ARS-PICM-19 cell line, or modifications of the ARS-PICM-19 cell line technology that will optimize function, i.e., culture conditions or cell line modifications that will enable, as closely as possible, the reproduction of normal pig liver functions in an  in vitro  environment.  Directly related to the first objective will be the second and third objectives.  The second objective is adapting and applying the optimized ARS-PICM-19 cell line technology to the development of an extracorporeal liver assist device as, for example, described in patent #5,866,420.  The third objective is to use the ARS-PICM-19 cell line in the development of  in vitro  assay formats for testing, a.) cell metabolism and toxicity responses, b.)  hepatocyte and bile duct epithelium cell function responses, and c.) cell transformation responses, i.e., loss of normal differentiation.

C.

Approach and Methodology

ARS will study culture conditions for the ARS-PICM-19 cell line, its derivative cell lines, or other pig epiblast-derived liver cell lines (as described under ARS patent #5,532,156, “Hepatocyte Cell Line Derived from the Epiblast of Pig Blastocysts”) so as to optimize their hepatocyte functions for use as an  in vitro  liver model, for their use in a flow-through bioreactor (“HepaLife bioreactor”), a multicompartment flow-through hollow-fiber bioreactor currently manufactured by Stem Cell Systems GmbH, Germany, or any other bioreactor design designated by HepaLife Biosystems, Inc., and for their use in the  in vitro  assay of metabolic or toxic responses.

D.

ARS’ Responsibilities

1. Conduct these portions of the research project or perform the following tasks:

a. Provide advisory duties of two part-time (10%) USDA senior scientists.

b. Retain or hire one support scientist using cooperator funds for the duration of this agreement.

c. Provide laboratory and office space for the support scientist associate.

d. Provide full equipped cell culture laboratory and biochemistry laboratory.

e. Provide experimental animals (e.g. pigs) and slaughter facilities.

e. Acquire specific laboratory equipment and supplies to conduct the CRADA objectives as mutually agreed.

f. Conduct research on the optimization of the ARS-PICM-19 cell line, or its derivative cell lines (or related pig epiblast-derived cell lines), as an  in vitro  pig liver cell model, and adapt the ARS-PICM-19 liver cell technology to an extracorporeal liver assist device and to  in vitro  formats for metabolic and toxicological assays.

g. Prepare quarterly annual progress reports on project objectives.

h. Prepare and submit technical reports for publication or presentation.

i.  Support technology transfer of ARS-PICM-19 cell culture methods and HepaLife

Bioreactor methods and processes to newly created HepaLife Laboraties.

j.   Provide scientific raw data and experimental results to HepaLife.

2.

a.  Provide access to laboratory space in Building 200, Rooms 13, 202, 204, 213-215, at     the Beltsville Agricultural Research Center for those Cooperator personnel, both visiting or permanent, assigned to this project by HepaLife Biosystems, Inc.

b. Provide utilities, services, and general support to the Cooperator's personnel, both visiting or permanent, as needed and available.

E.

COOPERATOR’S Responsibilities

1.

Perform these portions of the research effort:

a. Provide funds for one support scientist.

b. Provide funds for project related laboratory equipment, supplies, and off-site research services such as electron microscopy and bioreactor manufacturing.

c. Provide funds for on-site laboratory space (Bldg. 200, Rm. 213 and 215)

d. Provide funds for professional activities of USDA support scientist (R. Willard) and scientists (T. Caperna and N. Talbot) such as travel to meetings and project specific training activities.

e. Provide for the visitation of HepaLife scientists and technicians at BARC, Bldg. 200, Beltsville, MD.

f. Acquire specific laboratory equipment and supplies to conduct the CRADA objectives as mutually agreed.

h.  Provide scientific, industrial and regulatory guidance.

2.

Pay $519,530.00 to ARS.

a.

The payment schedule is:

(Year 1)

Four payments of $69,103.13 on or before:

December 1, 2007

March 1, 2008

June 1, 2008

September 1, 2008

(Year 2)

Four payments of $60,679.38 on or before:

December 1, 2008

March 1, 2009

June 1, 2009

September 1, 2009

b.

Make checks or money orders out to the "Agricultural Research Service," cite Agreement No. 58-3K95-8-1238 thereon, and send to:

USDA, ARS, BA, Budget and Fiscal Office

10300 Baltimore Ave., Bldg. 003, Room 301

Beltsville, MD  20705]

3.

COOPERATOR may pay the travel and per diem of ARS scientific representatives traveling pursuant to this Agreement if such payment receives the prior approval of the appropriate ARS Area Director.

F.

ARS & COOPERATOR’S Joint or Mutual Responsibilities

1.

Perform these portions of the effort jointly:

a. Develop strategies for the design or testing of flow-through bioreactors to grow and maintain ARS-PICM-19, or its derivative cell lines, or related pig liver epiblast-derived cell lines.

b. Evaluate efficacy of ARS-PICM-19, its derivative cell lines, or related epiblast-derived pig liver cell lines, in an in vitro  pig liver model system for potential use in an extracorporeal liver assist device and in the development and testing of  in vitro  formats for assaying metabolic, toxicological, and carcinogenic responses in pig hepatocytes and bile ductules.  Analyze scientific raw data and experimental results.

c. Characterize and validate PICM-19 performance in comparison with alternative cell source.

1) Cell sources.

a)  Primary pig hepatocyte.

b)  Primary human hepatocyte.

c)  Other hepatocyte cell lines or primary hepatocyte cultures of interest.

2) Characterization assays included but are not limited to:

a)  Urea production.

b)   P450 activity.

c)  Quantization of porcine liver proteins alpha-fetoprotein and albumin.

d.  Develop and validate alternative expansion methods including:

1) T-flasks/flat-bed multi-plate culture dishes.

2) Hollow-fiber bioreactors

3) Suspension culture as individual cells or spheroids (e.g., shaking tubes or  shaking flasks stirrer flasks, rotating cell culture system (RCCS), bioreactors, others).

4) Suspension culture on microcarrier beads or scaffolds.

e.  Validate conditions, methods, biosystem operating life-span and processes for flow-through lab-size and clinical-size bioreactors that enable the growth, differentiation, and maintenance of PICM-19 cells and their metabolic function.

f. Develop and validate alternative mouse and human feeder-cells, feeder-cell-independent culture, and serum-free media that enable the growth, differentiation, and maintenance of  PICM-19 cells.

g.  Develop and validate custom growth factor containing suspension and anchorage-dependent medium formulations as required (including serum-free or defined media).

h.  Test function and viability of PICM-19 cells for up to 96 h exposures to normal and specific disease-state human blood plasmas in T-flasks and, if successful, in HepaLife bioreactor for up to 30 days.

i.  Support process or methods development for use of PICM-19 cell-containingHepaLife bioreactor in animal models of acute liver failure (e.g., rat treated with toxic amounts of  Tylenol or pig with liver resection) for demonstrating HepaLife bioreactor operating life-span and life supportive liver replacement function.

j. Develop and validate, by in vitro assay, the HepaLife bioreactor, or other flow-through bioreactors as necessary, to enable the growth, differentiation, and maintenance of PICM-19 cells and their metabolic function over long term culture (up to 3 months) in the bioreactor.

k. Validate the stability of the PICM-19 cells by analysis of growth, differentiation, and expression of defined “biomarkers” (e.g., serum-protein production, cytochrome P450 activity, ammonia clearance, urea production) over multiple passages (~50) and extensive periods of continuous culture equivalent to the number of cell divisions required to scale up (e.g. 30,000 liter bioreactor scale at a cell density of one million cells per milliliter).

.

l. Develop, validate, and utilize various liver-specific biochemical assays for the comparison of PICM-19 cell function in T-flask cultures and the HepaLife bioreactor using the same cells at the same time in parallel cultures.

m. ***

n.  Facilitate the creation of a Master Cell Bank of PICM-19 and STO cells:

1)  B/F Test

2)  Mycoplasm Test

3)  Adventitious Agents Test

4)  PERV (w and w/o membranes of bioreactor)

5)  Tumorigenicity Test

6)  Specific tests/assay development

7) Expansion of PICM-19 and STO stocks for creation of “Master Cell Banks” (MCB) and “Working Cell Banks” (WCB) under cGLP and cGMP protocols

8) Cryopreservation of PICM-19 “MCB” and “WCB”

9) Cryopreservation of STO stock cell “MCB” and “WCB”

n. Create a “Research Cell Bank” of PICM-19 cells and STO stock cells by the cryopreservation of 300 hundred 1.5 ml aliquots of cells containing 5-10 million cells per aliquot.

o. Develop and test multi-well cell culture formats for the in vitro assay of the effects of various xenobiotic compounds on the metabolism and viability of  PICM-19 hepatocytes or bile ductules.  Xenobiotic compounds will include but not be limited to the following:  3-methylcholanthrene (CYP1A1, 1A2 inducer), rifampicin (CYP3A4 inducer), Na-phenobarbital (CYP2B6, 2C9 inducer,testosterone (CYP3A4, 3A5 inducer), secobarbital (CYP2C9 inducer), diazepam (CYP1A2, 2C19, 2C8, 3A4 inducer), dexfenfluramine (CYP2D6 interaction), and Acetaminophen  (CYP2E1 interaction).   Toxic compounds will include but not be limited to the following: amphetamine sulfate, caffeine, carbon tetrachloride, chloamphenicol, chloroquine phosphate, ethylene glycol, ethyl alcohol, isopropyl alcohol, hexachlorophene, lindane, lithium sulfate, malathion, and nicotine.

p. ***

q.  Facilitate communication with regulatory government agencies, collaborators or corporate partners.  For example, preparation of cell biology technical data and documentation of bioreactor system methodology  (Master Batch Record and associated SOP’s)  for presentation to the Food and Drug Administration (FDA),  European Agency for the Evaluation of Medicinal Products  (EMEA), institutional safety review boards, institutional animal care and use committees (IACUC) for rodent bioreactor study protocols, or scientific meetings.

r. Support technology transfer of PICM-19 cell culture methods, assay methods, and  HepaLife Bioreactor methods and processes to newly created HepaLife  laboratories.

t.  Prepare or support the preparation of scientific papers concerning PICM-19 cell biology and cell culture, and HepaLife Bioreactor methods, processes, and functions.

u. Prepare or support the preparation of scientific presentations for scientific or trade show meetings.

SCHEDULE 3

ESTIMATED BUDGET

TOTAL YEARS

	ARS Receive Funds for	ARS In-House	Cooperator In-House
A. Salaries and Wages	138,304.00	59,142.00	400,000
B. Equipment		120,000.00	20,000
C. Materials and Supplies	156,000.00	00.00
D. Travel 1. Domestic 2. Foreign	00.00	00.00	40,000
E. Facilities	121,000.00	112,000.00	20,000
F. Other Direct Costs
G. TOTAL DIRECT COSTS	415,304.00	291,142.00	480,000
H. Indirect Costs*	103,826.00	00.00	00.00
I. TOTAL COSTS…….…$	519,130.00	291,142.00	480,000

YEAR 1

	ARS Receive Funds for	ARS In-House	Cooperator In-House
A. Salaries and Wages	68,130.00	29,134.00	180,000
B. Equipment		60,000.00	10,000
C. Materials and Supplies	96,000.00	00.00
E. Travel 3. Domestic 4. Foreign	00.00	00.00	18,000
E. Facilities	57,000.00	56,000.00	10,000
F. Other Direct Costs
G. TOTAL DIRECT COSTS	221,130.00	145,134.00	218.000
H. Indirect Costs	55,282.50	00.00	00.00
I. TOTAL COSTS…….…$	276,412.50	145,134.00	218,000

Year 2

	ARS Receive Funds for	ARS In-House	Cooperator In-House
A. Salaries and Wages	70,174.00	30,008.00	220,000
B. Equipment		60,000.00	10,000
C. Materials and Supplies	60,000.00	00.00
F. Travel 5. Domestic 6.Foreign	00.00	00.00	22,000
E. Facilities	64,000.00	56,000.00	10,000
F. Other Direct Costs			0
G. TOTAL DIRECT COSTS	194,174.00	146,008.00	262,000
`H. Indirect Costs	48,543.50	00.00	00.00
I. TOTAL COSTS…….…$	242,717.50	146,008.00	262,000